EXHIBIT 99.4
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    Contact: CEO John Davenport, CFO Bob Connors at Fiberstars, 404-715-1300

            FIBERSTARS INC. AND NATIONAL ELEVATOR CAB AND DOOR CORP. FORM ENERGY SAVING ALLIANCE FOR INSTALLING EFO(R)IN ELEVATORS

     Solon, OH, March 31, 2006--Fiberstars, Inc. (Nasdaq: FBST) announced today the signing of an exclusive agreement regarding the use of Fiberstars EFO energy saving down lighting in the elevator cab retrofit market with National Elevator Cab and Door Corp.

     National Elevator Cab and Door is a manufacturer of architectural products for the specific purpose of beautifying cabs, doors and frames of elevators. Notable clients are the Empire State Building, MetLife Building, The Trump Organization, and the famed glass elevators at the Marriott Marquis.

     Harold Friedman, President of National Elevator Cab, liked the story of Fiberstars EFO, and built a prototype to experience its benefits. The results, according to Friedman, were "No heat, minimal electrical wiring, simple installation and efficient light spread and color that is as good as halogens or better." Moreover, the maintenance benefits are significant - with Fiberstars EFO one light bulb will need changing once a year versus putting the elevator out of service up to 32 times a year to change traditional light bulbs.

     Mr. Friedman views his company as a problem solver, and lighting elevators has been one of the most problematic issues in designing an elevator cab. He noted that the choices, until he was introduced to Fiberstars EFO were, "Halogens which produce good color but bring too much heat, fluorescents which were economical but had terrible color, and incandescent bulbs that provide adequate light but do not distribute light evenly enough to enhance the beauty of the cab."

     Mr. Friedman's added, "Form follows function and today form is green/energy savings." A 70 watt EFO lamp can typically replace up to 400 watts of halogen lamps.

     John M. Davenport, CEO of Fiberstars, said he is excited about the agreement, and commented that "Fiberstars EFO is a perfect fit for this application in that it enables National Elevator Cab and Door to meet both its energy savings and aesthetic design goals."

     Ted des Enfants, Fiberstars VP and GM of EFO Sales and Marketing, added, "As energy regulations for commercial buildings continue to become more stringent, Fiberstars EFO becomes more and more relevant. Fiberstars EFO is designed to duplicate the light beam patterns of the most commonly used spotlights at retail, yet it delivers this light at an energy savings of up to 80% or better."

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                                ABOUT FIBERSTARS

     Fiberstars designs, develops, manufactures and markets fiber optic lighting systems for wide-ranging uses in both the general commercial and the pool and spa lighting markets. Fiberstars' EFO system, introduced in 2004, offers energy savings, heat dissipation and maintenance cost benefits over conventional lighting for multiple applications. The Company's headquarters are located at 32000 Aurora Rd., Solon, Ohio. The Company has additional offices in California, New York City, England and Germany. Telephone: 440-715-1300. Web site: http://www.fiberstars.com.

     Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the business outlook for the alliance with National Elevator Cab and Door, goals and business outlook for 2006 and thereafter, and the benefits and customer expansion potential involving EFO for elevator applications. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. Risk factors that could affect the Company's future include, but are not limited to, the slowing U.S. and world economy and its effects on Fiberstars' markets, failure to develop marketable products from new technologies, failure of EFO or other new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Fiberstars operation, delays in manufacturing of products, increased competition, other adverse sales and distribution factors and greater than anticipated costs and/or warranty expenses. For more information about potential factors which could affect Fiberstars financial results, please refer to Fiberstars' SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2005, and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.
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